                                                                     EXHIBIT 4.5

NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED; OR ANY APPLICABLE STATE SECURITIES LAWS. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED OR (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

Shares Issuable Upon Exercise: ___________ Shares

                               WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK
                             ----------------------


                             Expires August    , 2006

        THIS CERTIFIES THAT, for value received, __________________ (the "Holder") is entitled to subscribe for and purchase ________________ shares (as adjusted pursuant to the provisions hereof, sometimes referred to herein as the "Warrant Shares"), of the fully paid and nonassessable Common Stock of Lipomed, Inc., a Delaware corporation (the "Company") at a price per share of $0.01 (such price and such other price as result, from time to time, from adjustments specified herein is herein referred to as the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used
herein, the term "Grant Date" shall mean August    , 2001.

        1.   Warrant Term.
             -----------

             The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time after the Grant Date and prior to the earlier of the fifth annual anniversary date of the Grant Date.

        2.   Method of Exercise; Net Issue Exercise.
             --------------------------------------

        2.1  Method of Exercise: Payment; Issuance of New Warrant. This Warrant
             ----------------------------------------------------
may be exercised by the Holder, in whole or in part and from time to time, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the
   ---------
payment to the Company by check of an amount equal to the then applicable Warrant Price per share multiplied by the number of Warrant Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder as soon as possible and in any event within thirty days of receipt of such notice and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty-day period.

         2.2   Net Issue Exercise.
               ------------------

               (a) In lieu of exercising this Warrant, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to holder a number of shares of the Company's Common Stock computed using the following formula:

                             X =    Y- (A-B)
                                    --------
                                       A

               Where         X =    the number of shares of Common Stock to be
                                    issued to Holder.

                             Y=     the number of shares of Common Stock
                                    purchasable under this Warrant.

                             A= the fair market value of one share of the Company's Common Stock.

                             B= Warrant Price (as adjusted to the date of such calculations).

               (b) For purposes of this Section, fair market value of the Company's Common Stock shall mean the average of the closing bid and asked prices of the Company's Common Stock quoted in the Over-The-Counter Market Summary or the average closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Eastern Edition of The Wall Street Journal for the fifteen (15) trading days prior to the date of
-----------------------
determination of fair market value. If the Common Stock is not traded Over-The-Counter or on an exchange, the fair market value shall be determined in good faith by the Board of Directors of the Company.

         2.3   Company's Option Upon Merger. In the event of (i) any
               ----------------------------
consolidation or merger of the Company with or into any other corporation, or
(ii) any sale of all or substantially all of the assets of the Company, in either case in which the Company shall not be the continuing surviving entity and immediately after which the holders of the voting shares of the Company immediately prior to such event hold less than a majority of the total voting power of the continuing and surviving entity, then the Company shall have the option, at its sole discretion, to purchase this Warrant on the closing date of such event for cash or securities in an amount per Warrant Share equal to the excess (if any) of the Market Value (as defined herein) of the Warrant Shares over the Warrant Price. The Market Value of each Warrant Share shall be determined by dividing the total consideration to be received by the Company or its stockholders in connection with such event by the number of shares of Common Stock then outstanding, assuming that all options, warrants and convertible securities of the Company have been converted or exercised in full into Common Stock. Any securities to be delivered to the Company or its security holders shall be valued as follows:

                  (A) If traded on a national securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 15-day period ending five
                  (5) business days prior to the closing; and

                  (B) If traded over-the-counter, the value shall be deemed to be the average closing bid and asked prices of the securities over the 15-day period ending five (5) business days prior to the closing; and

                  (C) If there is no public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

              3.  Stock Fully Paid; Reservation of Shares. During the period
                  ---------------------------------------
within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the right represented by this Warrant.

              4.  Adjustment of Warrant Price and Number of Shares. The number
                  ------------------------------------------------
and kind of securities purchasable upon the exercise of the Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                  (a) Reclassification or Merger. In case of any
                      --------------------------
reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant providing that the holder of this Warrant shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock and other securities, money and property receivable upon such reclassification, change or merger by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph 4. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

          (b)  Subdivisions or Combination of Shares. If the Company at any time
               -------------------------------------
while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price and the number of shares issuable upon exercise hereof shall be proportionately adjusted.

          (c)  Stock Dividends. If the Company at any time while this Warrant is
               ----------------
outstanding and unexpired shall pay a dividend payable in shares of Common Stock (except any distribution specifically provided for in the foregoing subparagraphs (a) and (b), then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction
(a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, assuming that all options, warrants and convertible securities of the Company have been converted into or exercised for Common Stock and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution, assuming that all options, warrants and convertible securities of the Company have been converted into or exercised for Common Stock, and the number of Shares subject to this Warrant shall be proportionately adjusted.

     5.   Fractional Share. No fractional shares of Common Stock will be issued
          ----------------
in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

     6.   Compliance with Securities Act; Disposition of Warrant or Shares of
          -------------------------------------------------------------------
Common Stock.
------------

          (a)  Compliance with Securities Act of 1933. The holder of this
               --------------------------------------
Warrant, by acceptance hereof, represents, warrants and agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws. This Warrant and all shares of Common Stock issued upon exercise of this Warrant shall be stamped or imprinted with a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF

     COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED OR (iii) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE 1993 ACT IS NOT REQUIRED.

          (b)  Disposition of Warrant and Shares. With respect to any offer,
               ---------------------------------
sale or other disposition of this Warrant or any shares of Common Stock acquired pursuant to the exercise of this Warrant, the holder hereof and each subsequent holder of the Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the 1933 Act as then in effect or any federal or state law then in effect) of this Warrant or such shares of Common Stock and indicating whether or not under the 1933 Act certificates for this Warrant or such shares of Common Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such registration requirements. Each certificate representing this Warrant or the shares of Common Stock thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the 1933 Act and any applicable state securities laws, unless in the aforesaid opinion of counsel for the holder which is acceptable to the Company or its counsel, such legend is not required in order to ensure compliance with the 1933 Act and any applicable state securities laws. The Company may issue stop transfer instructions to its transfer agent in connection with the foregoing restrictions.

     7.   No Stockholder Rights. No holder of the Warrant, as such, shall be
          ----------------------
entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise thereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     8.   Registration Rights.
          --------------------

          (a) The Company acknowledges and agrees that with respect to the Warrant Shares, the Holder will have the registration rights provided in Section 2 of that certain Investor Rights Agreement, dated as of December 22, 2000, by and among the Company and certain holders of the capital securities of the Company (the "Rights Agreement"). The Company and the Holder hereby agree that "Registrable Securities" as defined in Section 2.1(b) of the Rights Agreement shall include the Warrant Shares.

          (b)  Lock-up Agreement. For so long as any Holder has the right to
               ------------------
have Warrant Shares included in any registration pursuant to this Agreement, the Holder agrees in connection with any registration of the Company's securities, upon the request of the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, pledge, grant any option for the purchase of or otherwise dispose of any Warrant Shares (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, during the seven (7) days prior to and during the 180-day period beginning on the effective date of such registration, as the Company or the underwriters may specify. This provision shall apply whether or not any Warrant Shares of the Holder are included in the offering.

     9.   Modification and Waiver. This Warrant and any provision hereof may be
          -----------------------
changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     10.  Notices. Any notice, request or other document required or permitted
          -------
to be given or delivered to the holder hereof of the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefore on the signature page of this Warrant.

     11.  Binding Effect on Successors: This Warrant shall be binding upon any
          ----------------------------
corporation succeeding the Company merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall insure the benefit of the successors and assigns of the holder hereof.

     12.  Lost Warrants or Stock Certificates. The Company covenants to the
          -----------------------------------
holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity or bond reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     13.  Descriptive Headings. The descriptive headings of the several
          --------------------
paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     14.  Governing Law. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN
          --------------
ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE.

     15.  Transfers, etc.
          ---------------

          (a) The Company will maintain a register containing the names and addresses of the holders of this Warrant. Any holder may change its or his address as shown on the warrant register by written notice to the Company requesting such change.

          (b) Subject to the provisions of Section 6 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit B
                                                                 ---------
hereto) at the principal office of the Company; provided, however, that this Warrant may not be transferred to a competitor of the Company, as determined in good faith by the Board of Directors of the Company.

          (c) Until any transfer of the Warrant is made in the warrant register, the Company may treat the registered holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

                                       LIPOMED, INC.

                                       By:    __________________________________
                                              Richard A. Franco
                                              President and CEO

                                              700 Spring Forest Road, Suite 100
                                              Raleigh, NC 27609

                                                                     EXHIBIT 4.5

                                    EXHIBIT A
                                    ---------

                               Notice of Exercise

To:

     1. The undersigned hereby elects to purchase ___________ shares of Common Stock of LipoMed, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

     3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.



                                              __________________________________
                                                         (Signature)


_______________________________________
               (Date)

                                    EXHIBIT B
                                    ---------

                                 Assignment Form

     FOR VALUE RECEIVED, __________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of stock covered thereby set forth below, unto:

Name of Assignee            Address                        No. of Shares
----------------            -------                        -------------


_____________________       _____________________          _____________________


_____________________       _____________________          _____________________


Dated: ______________       Signature: _____________________



Dated: ______________       Witness:   ______________________